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                                                                     EXHIBIT 1.8


      For Ministry Use                            Ontario Corporation Number
A l'usage exclusif du ministere                Numero de la societe en Ontario

                                                          1201522

[LOGO] Ministry of                       Ministere des Services
       Consumer and                      aux consommateurs
Ontario Business Services                et aux entreprises
C E R T I F I C A T E                    C E R T I F I C A T
This is to certify that these articles   Ceci certifie que les presents status
are effective on                         entrent en vigueur le

             N O V E M B E R   2 0   N O V E M B R E, 2 0 0 1
-------------------------------------------------------------------------------
                            /s/ ILLEGIBLE
                       Director / Directrice
         Business Corporations Act / Loi sur les societes par actions
-------------------------------------------------------------------------------

Form 5                                                   RESTATED ARTICLES OF INCORPORATION
Business                                                  STATUTS CONSTITUTIFS MIS A JOUR
Corporations
Act                1. The name of the corporation is:              Denomination sociale de la societe :
                      ------------------------------------------------------------------------------------------------------
Formule 5             C E L E S T I C A   I N C .
Loi sur les           ------------------------------------------------------------------------------------------------------
societes par          ------------------------------------------------------------------------------------------------------
actions               ------------------------------------------------------------------------------------------------------
                      ------------------------------------------------------------------------------------------------------

                   2. Date of incorporation / amalgamation:        Date de la constitution ou de la fusion :
                                                                     27/SEP/1996
                   ----------------------------------------------------------------------------------------------------------------
                                                       (Day, Month, Year)/(jour, mois, annee)

                   3. The address of the registered office is:     Adresse du siege social :
                   12 Concorde Place, 7th Floor
                   ----------------------------------------------------------------------------------------------------------------
                                (Street and No. or R.R. No. and, if multi-office building, give Room No.)
                        (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numero du bureau)

                   Toronto, Ontario                                                                                     M 3 C 3 R 8
                   ----------------------------------------------------------------------------------------------------------------
                  (Name of Municipality or Post Office)/(Nom de la municipalite ou du bureau de poste)   (Postal Code)/(Code postal)

                   4. Number (or minimum and maximum number) of    Nombre (ou nombres minimal et maximal)
                      directors is:                                d'administrateurs :

                   A minimum of 3 directors and a maximum of 20 directors.

                   5. The director(s) is/are:                      Administrateur(s) :

                                                                                                                          Resident
                                                              Address for Service, giving Street and No. (or R.R. No.),   Canadian
                   First name, initials and surname           Municipality and Postal Code                                State
                   Prenom, initiales et nom de famille        Domicile elu, y compris la rue et le numero (ou le numero   Yes or No
                                                              de la R.R.), le nom de la municipalite et le code postal    Resident
                                                                                                                          canadien
                                                                                                                          Oui/Non
                   ----------------------------------------------------------------------------------------------------------------

                   Robert L. Crandall                         5243 Park Lane                                              No
                                                              Dallas, Texas, U.S.A. 75220

                   Mark L. Hilson                             12 Kingsway Crescent                                        Yes
Document                                                      Toronto, Ontario M8X 2R1
prepared by
Davies Ward        Anthony R. Melman                          11 Dewbourne Avenue                                         Yes
Phillips &                                                    Toronto, Ontario M5P 1Z3
Vineberg LLP
Toronto, Ontario,  Eugene V. Polistuk                         11 Klaimen Court                                            Yes
Canada                                                        Aurora, Ontario L4G 6M1

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                                                                            1A

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
                   5. CONTINUED

Form 5
Business
Corporations
Act                Richard S. Love                            28100 - Story Hill Lane                                     No
                                                              Los Altos Hills, California, U.S.A. 94022
Formule 5
Loi sur les        Roger L. Martin                            57 Highland Avenue                                          Yes
societes par                                                  Toronto, Ontario M4W 2A2
actions
                   Anthony P. Puppi                           433 Stephanie Boulevard                                     Yes
                                                              Woodbridge, Ontario L4L 1A6

                   Gerald W. Schwartz                         37 Cluny Drive                                              Yes
                                                              Toronto, Ontario M4W 2P9

                   Don Tapscott                               65 Highland Avenue                                          Yes
                                                              Toronto, Ontario M4W 2A2

                   William Etherington                        912-38 Avenue Road                                          Yes
                                                              Toronto, Ontario M5R 2G2

                   Michio Naruto                              3-8, Kamisaginomiya 2-Chome                                 No
                                                              Tokyo, Japan 165-0031



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


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                                                                             2

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
                   6. Restrictions, if any, on business the   Limites, s'il y a lieu, imposees aux activites
Form 5                corporation may carry on or on powers   commerciales ou aux pouvoirs de la societe :
Business              the corporation may exercise.
Corporations
Act                None

Formule 5
Loi sur les
societes par
actions





                   7. The classes and any maximum number of   Categories et nombre maximal, s'il y a lieu, d'actions
                      shares that the corporation is          que la societe est autorisee a emettre :
                      authorized to issue:

                   (i)    an unlimited number of shares of a class designated as subordinate voting shares
                          ("Subordinate Voting Shares");

                   (ii)   an unlimited number of shares of a class designated as multiple voting shares
                          ("Multiple Voting Shares"); and

                   (iii)  an unlimited number of Preferred Shares, issuable in series.



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                                                                             3

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
                   8. Rights, privileges, restrictions and    Droits, privileges, restrictions et conditions, s'il y a
                      conditions (if any) attaching to each   lieu, rattaches a chaque categorie d'actions et pouvoirs
Form 5                class of shares and directors           des administrateurs relatifs a chaque categorie d'actions
Business              authority with respect to any class     qui peut etre emise en serie :
Corporations          of shares which may be issued in
Act                   series:

Formule 5
Loi sur les        7.1    RIGHTS ATTACHING TO SUBORDINATE VOTING SHARES AND MULTIPLE VOTING SHARES
societes par
actions                   The Multiple Voting Shares and the Subordinate Voting Shares of the Corporation shall carry and have attached thereto the following rights, privileges, restrictions and conditions:

                   (a)    DIVIDENDS. Subject to the prior rights of the holders of Preferred Shares, the holders of
                          Subordinate Voting Shares and Multiple Voting Shares shall be entitled to receive dividends, and the Corporation shall pay dividends on the Subordinate Voting Shares and the Multiple
                          Voting Shares, as and when declared by the board of directors of the Corporation (the
                          "Board"), in such amount and in such form as the Board may from time to time determine. Except as hereinafter provided with respect to dividends consisting of Subordinate Voting Shares and
                          Multiple Voting Shares, all dividends that the Board may declare from time to time on the
                          Subordinate Voting Shares and the Multiple Voting Shares shall be declared and paid in an equal amount per share on all Subordinate Voting Shares and Multiple Voting shares then outstanding. Dividends consisting of Subordinate Voting Shares and Multiple Voting Shares
                          shall be declared by the Board and shall be paid by the Corporation only as follows: (i)
                          dividends consisting of Subordinate Voting Shares shall only be declared and paid to holders of Subordinate Voting Shares and dividends consisting of Multiple Voting Shares shall only be declared and paid to holders of Multiple Voting Shares; and (ii) the number of Multiple Voting
                          Shares declared and paid as a dividend with respect to each outstanding Multiple Voting Share shall be equal to the number of Subordinate Voting Shares declared and paid as a dividend with respect to each outstanding Subordinate Voting Share.

                   (b)    VOTING RIGHTS. The holders of Subordinate Voting Shares and Multiple Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote together at all such meetings, except meetings at which only the holders of one class or series of shares are entitled to vote separately as a class or series, as the case may be. At any meeting at which the holders of Subordinate Voting Shares and the holders of
                          Multiple Voting Shares are entitled to vote together, the Subordinate Voting Shares shall carry one vote per share and the Multiple Voting Shares shall carry 25 votes per share. The holders of Multiple Voting Shares shall be entitled to one vote per share held at any meeting of holders of Multiple Voting Shares at which they are entitled to vote separately as a class.
                          The holders of Subordinate Voting Shares shall be entitled to one vote per share at any meeting of holders of Subordinate Voting Shares at which they are entitled to vote separately as a class.

                   (c)    CONVERSION OF MULTIPLE VOTING SHARES

                          (i)    Each Multiple Voting Share shall be convertible at any time at the option of the holder thereof into one Subordinate Voting Share.

                          (ii)   Multiple Voting Shares will be converted autmatically into Subordinate Voting Shares
Document                         upon any transfer thereof, except (A) a transfer to Onex Corporation ("Onex") or any
prepared by                      affiliate of Onex or (B) a transfer of 100% of the outstanding Multiple Voting Shares
Davies Ward                      to a purchaser who has offered to purchase all of the outstanding Subordinate Voting
Phillips &                       Shares for a per share consideration identical to, and otherwise on the same terms
Vineberg LLP                     as, that offered for the Multiple Voting Shares, provided that the
Toronto, Ontario,
Canada

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                                                                            3A

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
                   8. CONTINUED

Form 5                           Multiple Voting Shares held by such purchaser thereafter shall be subject to the provisions of
Business                         provisions of this subparagraph (c) as if all references to Onex in this subparagraph
Corporations                     (c) were references to such purchaser.
Act

Formule 5                 (iii)  If any holder of Multiple Voting Shares ceases to be an affiliate of Onex, the Multiple
Loi sur les                      Voting Shares held by such holder shall convert automatically into Subordinate Voting
societes par                     Shares on a one-for-one basis.
actions
                          (iv)   If Onex and its affiliates, collectively, cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the Multiple Voting
                                 Shares held by Onex and its affiliates, such Multiple Voting Shares shall convert automatically into Subordinate Voting Shares on a one-for-one basis.

                          (v)    If at any time the number of outstanding Multiple Voting Shares shall represent less than 5% of the aggregate number of the outstanding Multiple Voting Shares and
                                 Subordinate Voting Shares, all of the outstanding Multiple Voting Shares shall automatically be converted at such time into Subordinate Voting Shares on one-for-one basis.

                          (vi)   For the purposes of this subparagraph (c), (A) "Onex" includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of the assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all Multiple Voting Shares beneficially owned directly or indirectly by Onex immediately prior to such transaction, and is controlled by the same person or persons as controlled Onex prior to the cosummation of such transaction; (B) a corporation shall be deemed to be a subsidiary of another corporation if, but only if, (1) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (2) it is a subsidiary of a corporation that is that other's subsidiary; (C) "affiliate" means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; (D) "control" means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors; and (E) a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

                          (d)    MODIFICATION, SUB-DIVISION AND CONSOLIDATION. Any modification to the provisions attaching to either the Subordinate Voting Shares or the Multiple Voting Shares shall require the separate affirmative vote of two-thirds of the votes cast by the holders of Subordinate Voting Shares and Multiple Voting Shares, respectively, voting as a separate class. The Corporation may not subdivide or consolidate the Subordinate
                                 Voting Shares or the Multiple Voting Shares without at the same time proportionately subdividing or consolidating the shares of the other class.

Document                  (e)    RIGHTS ON DISSOLUTION. In the event of the liquidation, dissolution or winding-up of
prepared by                      the Corporation, whether voluntary or involuntary, or any other distribution of the
Davies Ward                      assets of the Corporation among its shareholders for the purpose of winding up its
Phillips &                       affairs, subject to the prior rights of the holders of Preferred Shares, the holders
Vineberg LLP                     of the Subordinate Voting Shares and Multiple Voting Shares then outstanding shall be
Toronto, Ontario,                entitled to receive the remaining property and assets of the Corporation rateably
Canada                           according to the number of shares of both class of shares held by each holder.

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                                                                            3B

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
                   8. CONTINUED

Form 5             7.2    PREFERRED SHARES
Business
Corporations              The Preferred Shares shall be attached thereto, as a class, the following rights,
Act                privileges, restrictions and conditions:

Formule 5          (a)    ISSUABLE IN SERIES. The Board may issue the Preferred Shares at any time or from time to
Loi sur les               time in one or more series.
societes par
actions            (b)    BOARD TO FIX TERMS OF EACH SERIES. Before the issuance of shares of any such series, the
                          Board shall (i) fix the number of shares in such series, (ii) determine, subject to the provisions attaching to the Preferred Shares as a class, the designation of, and the rights, privileges, restrictions and conditions attaching to, the Preferred Shares of such series (including, without limiting the generality of the foregoing, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the price and terms and conditions of any purchase for cancellation, retraction or redemption rights, voting rights (subject to section 8 hereof), any conversion or exchange rights and any sinking fund, or other provisions) and (iii) send to the Director under the BUSINESS
                          CORPORATIONS ACT (Ontario), as the same may be amended, re-enacted or replaced from time to time (the "Act"), articles of amendment in the prescribed form setting out such number, designation, rights, privileges, restrictions and conditions.

                   (c)    RANKING. The Preferred Shares of each series shall rank as to dividends (to the extent, if any, that cumulative dividends are provided for in the provisions attaching thereto as a series) and capital on a parity with the Preferred Shares of every other series. The
                          Preferred Shares of each series shall rank as to dividends and capital senior to the
                          Subordinate Voting Shares and the Multiple Voting Shares.

                   (d)    RIGHTS ON DISSOLUTION. In the event of the liquidation, dissolution or winding-up of the
                          Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Preferred Shares of each series shall be entitled to receive from the assets of the Corporation in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets of the Corporation shall be distributed to the holders of Subordinate
                          Voting Shares or Multiple Voting Shares. Upon the receipt of such sum by the holders of the
                          Preferred Shares of each series, such holders shall not be entitled to share in the distribution of the remaining assets of the Corporation and their Preferred Shares shall be cancelled.




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


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                                                                             4

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
                   9. The issue, transfer or ownership of     L'emission, le transfert ou la propriete d'actions
                      shares is/is not restricted and the     est/n'est pas restreint. Les restrictions, s'il y a
Form 5                restrictions (if any) are as            lieu, sont les suivantes :
Business              follows:
Corporations
Act                The Corporation shall not create any class or series of shares, or issue any shares of any class or series (other than Subordinate Voting Shares) having the right to vote generally on all matters
Formule 5          that may be submitted to a vote of shareholders (except matters for which applicable law requires
Loi sur les        the approval of holders of another class or series of shares voting separately as a class or
societes par       series) without the separate affirmative vote of two-thirds of the votes cast by the holders of
actions            Subordinate Voting Shares and Multiple Voting Shares, respectively, voting as separate classes.



                   10. Other provisions, if any:              Autres dispositions, s'il y a lieu :

                          The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient:

                   (a)    borrow money upon the credit of the Corporation;

                   (b)    issue, reissue, sell or pledge debt obligations of the Corporation;

                   (c)    give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

                   (d)    charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any obligation of the Corporation.

                          The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any of the powers
Document           hereby conferred upon the board to such extent and in such manner as the board shall determine at
prepared by        the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of
Davies Ward        money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed
Phillips &         by or on behalf of the Corporation.
Vineberg LLP
Toronto, Ontario,
Canada

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                                                                             5

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


Form 5
Business
Corporations
Act

Formule 5
Loi sur les
societes par
actions


                   11. These restated articles of             Les presents statuts constitutifs mis a jour enoncent
                       incorporation correctly set out the    correctement les dispositions corresondantes des statuts
                       corresponding provisions of the        constitutifs telles qu'elles sont modifiees et
                       articles of incorporation as amended   remplacent les statuts constitutifs et les
                       and supersede the original articles    modifications qui y ont ete apportees.
                       of incorporation and all the
                       amendments thereto.

                   These articles are signed in duplicate.    Les presents statuts sont signes en double exemplaire.


                                                                                    CELESTICA INC.
                                                              ---------------------------------------------------------
                                                                               (Name of Corporation)
                                                                       (Denomination sociale de la societe)
Document
prepared by
Davies Ward                                                   By/Par : /s/ Elizabeth L. DelBianco
Phillips &                                                             ------------------------------------------------
Vineberg LLP                                                           (Signature)              (Description of Office)
Toronto, Ontario,                                                      (Signature)                     (Fonction)
Canada
                                                                       Elizabeth L. DelBianco, Secretary
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